SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2013

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Appointment of Karen E. Sammon as President, ParTech, Inc.

Karen E. Sammon was appointed President of the Company's largest subsidiary, ParTech, Inc., effective April 8, 2013.  Ms. Sammon will report to Robert Jerabeck, Executive Vice President and Chief Operating Officer of PAR Technology Corporation.  Ms. Sammon, is the former Senior Vice President of The CBORD Group, Inc. ("CBORD") a position she has held since 2010.  CBORD is a provider of technology and institutional dining services to universities, corporations, and several other market segments.  While at CBORD, Ms. Sammon had responsibility for strategic planning and P&L management of the US based operations.  Prior to joining CBORD, Ms. Sammon held a variety of positions with ParTech, Inc. from 1993 to 2010, including Chief Product & Strategy Officer; President, PAR Software Solutions; Vice President, Business Development and Director of Marketing.  Ms. Sammon is the daughter of Dr. John W. Sammon, Director, Chairman Emeritus and Founder of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of PAR Technology Corporation dated March 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 27, 2013	/s/Steven M. Malone
Steven M. Malone
Vice President, Controller and Chief Accounting Officer